UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  January 18, 2011

THE PARKVIEW GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53491	65-0918608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 88, Eastern Outer Ring Road, Ningguo City, Anhui Province, 242300, People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 0563-430-9999

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

In connection with planned discussions with members of the financial community, The Parkview Group, Inc. (the “Company”) intends to disclose information relating to the results of operations for the three and nine months ended September 30, 2010 and 2009 for its wholly-owned subsidiary Dynamic Ally Ltd., which owns 100% of the issued and outstanding capital stock of NingguoTaiyang Incubation Plant C., Ltd. (“Ningguo”), a wholly foreign owned enterprise established under the laws of the People’s Republic of China. Ningguohas entered into a series of contractual agreements with Anhui Taiyang Poultry Co., Ltd. (“Anhui”).  All of the Company’s business operations are conducted through Anhui.  Excerpts of the non-public portions of the intended disclosures are attached hereto as Exhibit 99.1.

Because not all of the information contained in the intended disclosures is included in this Report, certain cross references and defined terms may not appear in Exhibit 99.1.The Company disclaims any current intention to revise or update the information filed in this Report pursuant to Item 7.01, including the information contained in Exhibit 99.1, although the Company may do so from time to time as its management believes is warranted.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to, and shall not be deemed to be “filed” for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.  By filing this Current Report on Form 8-K and furnishing the information contained in this Item 7.01, including Exhibit 99.1, the Company makes no admission as to the materiality of any such information that it is furnishing.

ITEM 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Excerpts from intended disclosures, released January 18, 2011.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PARKVIEW GROUP, INC.

Date: January 18, 2011	By:	/s/ DAVID DODGE
David Dodge
Chief Financial Officer